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                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 Newport Center Drive, Suite 1600
                          Newport Beach, CA 92660-6422
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100


                                January 17, 2000


U.S. Stock Transfer Corporation
1745 Gardena Avenue
Glendale, California 91204-2991

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by The TriZetto Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 600,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's Employee Stock Purchase Plan (the "Plan").

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, it is our opinion that the 600,000 shares of Common Stock, when issued under the Plan and against full payment therefor in accordance with the respective terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ STRADLING YOCCA CARLSON & RAUTH
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                                                STRADLING YOCCA CARLSON & RAUTH